Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND ACTING CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 302(a) OF
THE SARBANES-OXLEY ACT OF 2002

I, Colin Halpern, certify that:

1.     I have reviewed this report on Form 10-QSB of Universal Services Group, Inc.;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report.

DATE: August 15, 2007
/s/ COLIN HALPERN
Colin Halpern Chief Executive Officer and Acting Chief Financial Officer